UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 27, 2018

Delek US Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01    Other Events.
On April 27, 2018 , the following disclosure was filed by Delek US Holdings, Inc. (the “Company”) as a supplement (the “Supplement”) to the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 29, 2018 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s board of directors for the Annual Meeting of Stockholders to be held on May 8, 2018 and any adjournment or postponement thereof (the “Annual Meeting”). This supplemental information should be read together with the Proxy Statement, which should be read in its entirety. Terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings given to them in the Proxy Statement.
Supplemental Disclosure Concerning Proposal 3
Proposal 3 seeks stockholder approval of an amendment to the Delek US Holdings, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) to increase the reservation of common stock available for issuance thereunder by 4,500,000 shares. The Company is supplementing its disclosure with respect to Proposal 3 with additional information regarding changes in the law related to Section 162(m) of the Code, as follows.
Section 162(m) of the Code. In general, a U.S. Federal income tax deduction is allowed to the Company in an amount equal to the ordinary taxable income recognized by a participant with respect to awards granted under the 2016 Plan. However, Section 162(m) of the Code generally provides that the Company may not deduct compensation of more than $1,000,000 that is paid to covered employees in any taxable year. Following the enactment of the Tax Cuts and Jobs Act, beginning with the 2018 calendar year, there is no longer any exception to the Section 162(m) limitation for qualified performance-based compensation. Although some outstanding awards will not result in a compensation deduction until after 2017, we believe the transition rules in effect for binding contracts in effect on November 2, 2017 should continue to allow certain awards to maintain their exemption from the $1 million annual deduction limitation for so long as such awards are not materially modified (“grandfathered amounts”). For periods after 2017, without the performance-based compensation exception, it is expected that any compensation deductions (other than grandfathered amounts) for any individual who is our CEO, CFO or one of our other three most highly compensated executive officers in 2017 or any later year will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by the Committee, the Committee believes that the lost deduction on compensation payable in excess of $1 million for each named executive officer is not material relative to the benefit of being able to attract and retain talented management. Accordingly, the Committee will continue to retain the discretion to pay compensation that is in excess of the $1 million deductibility limit, including compensation in the form of awards under the 2016 Plan.
Additional Information and Where to Find It
This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Annual Meeting to be held on May 8, 2018. The Company has filed with the SEC and made available to the holders of its common stock as of March 29, 2018 the Proxy Statement containing important information relating to the incentive plan proposal. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED AND SUPPLEMENTED BY THIS SUPPLEMENT, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSAL.
Copies of the Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2017, and our other annual, quarterly and current reports we file with the SEC, and any amendments to those reports, are available free of charge on our website, which is located at http://www.DelekUS.com. These reports and other information are also filed electronically with the SEC and are available at the SEC’s website, www.sec.gov. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Secretary, at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027. The investor relations page of our website contains our press releases, earnings releases, financial information and stock quotes, as well as links to our SEC filings. The information posted on our website is not incorporated into this Proxy Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELEK US HOLDINGS, INC.

By:    /s/ Kevin Kremke
    Name:    Kevin Kremke
    Title:    Executive Vice President / Chief Financial Officer

DATED: April 27, 2018